Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of Velo3D, Inc., as the successor to JAWS Spitfire Acquisition Corporation, of our report dated May 12, 2021 relating to the financial statements of Velo3D, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
October 21, 2021